Exhibit 99.1

IEH Corporation (OTCQX: IEHC) Presentation for Atrium Research April 21, 2026 Dave Offerman President, CEO www.iehcorp.com

Forward Looking Statements This presentation may contain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or IEH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or IEH`s actual results to differ materially from those indicated by the forward - looking statements. For a discussion of such risks and uncertainties, see “Risk Factors” in the company’s periodic reports filed with the SEC, including our Annual Report on Form 10 - K for the fiscal year ended March 31, 2024. In light of the risks and uncertainties inherent in the forward - looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The forward - looking statements contained in this presentation are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward - looking statements.

85 Years. 4 Generations. Built to Last. • Founded 1941, New York City — publicly traded since 1954 • Hyperboloid connector licensee since the late 1960s • ~175 employees and growing; HQ Brooklyn, NY + facility Allentown, PA • Serving the defense, aerospace, space, medical and industrial markets

Hyperboloid Connectors and Contacts

What is Hyperboloid Technology

The Hyperboloid contact is an advanced design that satisfies performance requirements previously considered impossible. Unique in concept, it is used in connectors having the highest standards of performance. The distinguishing feature of the Hyperboloid socket is the hyperboloid - shaped sleeve formed by straight wires strung at an angle to the longitudinal axis. When the pin is inserted into this sleeve, the wires stretch, well within elastic limits, to accommodate it. In so doing, the wires wrap themselves around the pin providing a number of continuous line contact paths.

- Low Insertion/Extraction Forces - Impervious to Shock & Vibration - Higher Current - Carrying Capacity - Longer Life

PCB Connectors

IEH Products Power and Signal Contacts

IEH Products Custom Interconnects and Flex/Cable Assemblies

IEH Products High - Speed Connectors

IEH Products Modular Hybrid Connectors

Sector Distribution as of 3/31/26 Defense Commercial Aerospace Space Medical

Some of our Applications • Avionics Platforms • Engine Control Systems • Missiles and Torpedoes • Guidance Systems • Airborne and Ground Radars • Satellites • Rocket Launchers • Down - hole drilling equipment • Medical Devices • Industrial and Environmental Controls • Hand Held devices • Test Equipment • Fuel Management Systems • Military Radios

0 5000 10000 15000 20000 25000 30000 35000 40000 IEH Revenue Fiscal 2019 – 2027* (in thousands)

IEH Operating Income Fiscal 2019 – 2025 -8000 -6000 -4000 -2000 0 2000 4000 6000 8000 10000 2019 2020 2021 2022 2023 2024 2025

Cash 0 2000000 4000000 6000000 8000000 10000000 12000000 14000000 16000000 Account Name Mar-20 Mar-21 Mar-22 Mar-23 Mar-24 Mar-25 Mar-26

Backlog as of April 1, 2026 19% over it’s previous record high $0.00 $5,000,000.00 $10,000,000.00 $15,000,000.00 $20,000,000.00 $25,000,000.00 $30,000,000.00

Recent Defense Program Wins • PATRIOT Missile System $5.1M order received March 2026 — largest single order in decades; expedited delivery schedule • APKWS Precision - Guided Munition $2.4M order received in January 2026, additional $5M+ expected in Fiscal 2027 • AMRAAM Missile System $2.5M worth of orders received in 2026, additional $12M expected in next few years • PATRIOT Radar $2.9M worth of orders received in 2026 • LTAMDS Radar $2.4M worth of orders received in 2026 • THAAD Air Defense System $500K worth of orders received in 2026, 7 - year commitment from US DOD

Recent News • January 2026: SEC Enforcement Proceeding Dismissed SEC recognized IEH fully rectified its late filings; all reports current since November 2023. Matter fully closed. • February 2026: OTCQX Listing Reinstated IEH (OTCQX: IEHC) upgraded from OTCID back to OTCQX Best Market — greater liquidity, transparency and investor visibility

Cost Headwinds • Gold – Doubled in the last two years • Tariffs and Health Insurance also stressors on margins

Response • Investing in equipment to enable greater vertical integration, less reliance on outside, overseas suppliers • Larger gold volume purchases, to hedge against future increases • Tighter cost controls on inventory, SG&A • All growth in PA location

Market Tailwinds • Defense Spending at Historic Highs U.S. prioritizing equipment replenishment and readiness; demand for precision - guided munitions accelerating • Commercial Aerospace Recovery Boeing expanding 737MAX and 787 production; Airbus increasing build rates across narrowbody and widebody programs • Commercial Space Launch Ascendant Rapidly growing segment; IEH connectors qualified for high - reliability space applications • Medical Device Market Expansion Growing addressable market for high - reliability connectors in medical and industrial applications

Strategic Diversification — Beyond “Two Baskets” • Expanding further into Medical Devices High - reliability Hyperboloid connectors well - suited for demanding medical applications • Driving Growth in Commercial Space IEH already serving space launch programs; significant runway for expansion • M&A as a Growth Lever Actively exploring acquisitions to diversify product mix and accelerate market entry

Why IEH Now • Record Order Backlog: $29M+ All - time high, 19% higher than previous all - time high, more than doubled in 12 months • Revenue Recovery in Full Swing FY2025: $28.8M FY2026 projected: $29.4M — 3rd best year in company history FY2027 projected $36M • Defense Surge is Structural and Long - Term PATRIOT, AMRAAM, THAAD, APKWS, LTAMDS — all rely on IEH Hyperboloid connectors • Regulatory Overhang Fully Cleared SEC matter dismissed Jan 2026; OTCQX listing reinstated Feb 2026

Moving Forward… - Record Backlog Converting to Revenue Over 12 – 18 Months, with a pipeline to support additional 3 - 5 years of growth - Market Diversification: Medical, Industrial, Space - Lean, more Vertically - Integrated Operations with Capacity and Capital to Grow - Enhanced Investor Visibility via OTCQX Reinstatement Join us for this next Stage in our Journey!

IEHCORP.COM Thank you! Dave Offerman President, CEO www.iehcorp.com